UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 4, 2025

ONCOTELIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A	OTLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

See Item 3.02 below,

Item 3.02 Unregistered Sales of Equity Securities.

On December 4, 2025, Oncotelic Therapeutics, Inc. (the “Company”) completed entering into subscription agreements with certain accredited investors (“Subscription Agreement”), whereby the Company issued a total of 11 units (“Units”). Each Unit is part of an offering (the “Offering”) of up to Five Hundred (500) Units being conducted by the Company. Each Unit consists of one note issued by the Company (a “Note” and collectively, the “Notes”), in the principal amount of $25,000.00, bearing annual interest at the rate of 12% and due and payable on the 2-year anniversary of the final closing of the Offering. Each Note will be convertible into up to 250,000 shares of Oncotelic’s Common Stock (conversion price $0.10 per share) or 25,000 shares of common stock (“EdgePoint Common Stock”) of EdgePoint AI, Inc. (“EdgePoint”), our consolidated minority owned subsidiary at a conversion price of $1.00 per share, both subject to applicable anti-dilution provisions. Each Unit will also consist of 250,000 (the “Warrants”) each to purchase one share of Oncotelic’s Common Stock at $0.12 per share or 25,000 warrants (the “EdgePoint Warrants”) to purchase each one share of common stock of EdgePoint Common Stock at $1.25 per share. The exercise price of each Warrant or EdgePoint Warrant will be subject to applicable anti-dilution provisions set forth therein and, except as set forth in the next succeeding sentence, each Warrant will be exercisable for two years after issuance.

The Units are being offered to investors in the Company’s 2023 PPM Note as well as new investors. For investors in the 2023 PPM Note, the investor can receive their Units in exchange for the Company’s 2023 PPM Note, the Company shall consider the old 2023 note as paid off and the contribution towards the new Units as fully paid for, with all the terms noted above. The prior warrants issued in connection with the 2023 PPM Notes shall continue to vest as before and on the same terms and conditions contained in such prior issued warrant, for an additional period of two years extending their expiration date to the 2-year anniversary. In addition, in connection with their subscription, the Company will permit an existing investor in the 2023 PPM Note to convert their shareholding in Edgepoint into shares of Oncotelic at the rate of $0.10 per share of Oncotelic. To clarify further, the shares of Edgepoint owned by the investor were issued at $1.00 per share, as such the investor will be permitted to convert each share of Edgepoint for 10 Common Stock of the Company for every share held by the investor in Edgepoint.

In connection with the consummation of Tranche 1, the Company entered into a Registration Rights Agreement granting certain registration rights with respect to the shares of the Company’s Common Stock issued in connection with the Offering, as well as the shares of the Company’s Common Stock issuable upon exercise of the Warrants.

The issuance of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506 of Regulation D promulgated thereunder. The shares of Common Stock and Warrants and any shares of Common Stock issuable upon exercise of the Warrants, have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

The foregoing description of the Subscription Agreement, Agreement, Warrants, Notes and Registration Rights Agreement are summaries, and are qualified by reference to such documents, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Subscription Agreement
10.2	Form of Private Placement Agreement dated May 17, 2024
10.3	Form of Note
10.4	Form of Warrant
10.5	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncotelic Therapeutics, Inc.

Date: December 9, 2025		/s/ Vuong Trieu
	By:	Vuong Trieu
Chief Executive Officer